Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

Principal Amount: $10,200.00	Issue Date: April 29, 2022

Credex Corporation

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, pursuant to the terms and conditions of this Convertible Promissory Note (this “Note”), Credex Corporation, a Florida corporation (the “Company”), hereby promises to pay to the order of Brent White (the “Holder”), on October 31, 2022 or earlier as required pursuant to the terms herein (as applicable, the “Maturity Date”), the sum of $10,200.00 (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of twelve percent (12%) per annum, simple interest, in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (the “Indebtedness”) has not been converted into Conversion Shares (as defined below) prior to the Maturity Date. Interest shall commence accruing on the date hereof (the “Issue Date”), computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable as set forth herein.

This Note is entered into pursuant to a Note Purchase Agreement by and between the Company and the Holder dated as of the Issue Date (the “Agreement”) and is subject to the terms and conditions thereof.

This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Holder Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Agreement.

Section 2. Interest; Late Fees; Prepayment.

(a) To the extent not converted to Conversion Shares (as defined below) prior to the Maturity Date, the Principal Amount and accrued and unpaid interest shall be due and payable in full on the Maturity Date or such earlier date as set forth herein. No payments of the Principal Amount or interest herein shall be required prior to the Maturity Date other than as specifically set forth herein.

(b) The Company may prepay all or any portion of the Principal Amount and any accrued and unpaid interest at any time without penalty.

1

(c) Interest on this Note shall accrue on a simple interest, non-compounded basis, and shall be added to the Principal Amount on the Maturity Date or such earlier date as the Indebtedness may be paid hereunder or may be due hereunder pursuant to the terms herein, at which time all Indebtedness shall be due and payable, unless earlier converted into Conversion Shares. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid.

(d) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 3. Conversion.

(a) Conversion Right. Subject to the terms and conditions herein, the Holder shall have the right at any time on or after October 26, 2022 and ending on the full repayment of all Indebtedness (the “Conversion Period), to convert all or any part of the Indebtedness into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified (as applicable, the “Conversion Shares”) at the Conversion Price as defined and as the same may be adjusted pursuant to Section 3(b) (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of Conversion Shares to be issued upon each conversion of this Note shall be determined by dividing the Indebtedness by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Company by the Holder in accordance with the provisions herein.

(b) Conversion Price; Adjustment.

(i)	The conversion price (the “Conversion Price”) shall mean $1.20, subject to adjustment as set forth herein.

(ii)	The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalization, reclassifications, extraordinary distributions and similar events by the Company relating to the Common Stock that occur on or after the Issue Date. By way of example and not limitation, in the event of forward split of the Common Stock following the Issue Date in which each share of Common Stock is converted into two shares of Common Stock, the Conversion Price shall be reduced by 50%, and in the event of a reverse split of the Common Stock following the Issue Date in which each two shares of Common Stock are converted into one share of Common Stock, the Conversion Price shall be increased by 100%.

2

(c) Mechanics of Conversion. Subject to the provisions of this Section 3, this Note may be converted by the Holder in whole or in part at any time from time to time during the Conversion Period by (A) submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched prior to 6:00 p.m., New York, New York time) and (B) subject to Section 3(c), surrendering this Note at the principal office of the Company. The conversion shall be effective as of the date of delivery of the Notice of Conversion by the time as set forth above (the “Conversion Date”), provided that if the Notice of Conversion is not delivered by such time then the Conversion Date shall be the next Business Day and the Notice of Conversion shall be deemed automatically updated accordingly.

(d) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid amount of Indebtedness is so converted. The Holder and the Company shall maintain records showing the amount of Indebtedness so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid Indebtedness of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(e) Payment of Taxes. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such Conversion Shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(f) Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of the Notice of Conversion meeting the requirements for conversion as provided in this Section 3, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Conversion Shares issuable upon such conversion within three (3) Business Days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Agreement. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Conversion Shares issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Section 3, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Conversion Shares or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates (subject to the provisions of Section 3(g)) for Conversion Shares shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.

3

(g) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Conversion Shares issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions contained in this Section 3, the Company shall use its reasonable efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

(h) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to full conversion of this Note, there shall be any merger, consolidation, or an exchange of shares, recapitalization or reorganization pursuant to a merger or consolidation, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets or more than 50% of the total outstanding shares of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Conversion Shares immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.

(i) Status as Shareholder. Subject to the terms and conditions herein, upon submission of a Notice of Conversion by the Holder, (i) this Note shall be deemed converted into Conversion Shares and (ii) the Holder’s rights as the holder of this Note shall cease and terminate, excepting only the right to receive the Conversion Shares as set out herein and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note.

Section 4. Events of Default.

(a) The Holder may elect to declare an “Event of Default” if any of the following conditions or events shall occur and be continuing:

(i)	the Company fails to pay the then-outstanding principal amount and accrued interest on this Note on any date any such amounts become due and payable, and any such failure is not cured within three Business Days of written notice thereof by Holder;

4

(ii)	the Company fails to comply in any material respect with any other covenant or agreement in this Note or in the Agreement and any such failure is not cured within three Business Days of written notice thereof by Holder;

(iii)	the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) make a general assignment for the benefit of the Company’s creditors; or (iii) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute; or

(iv)	a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

(b) Consequences of Events of Default. If an Event of Default has occurred and is continuing (i) the Holder may, by notice to the Company, declare all or any portion of the then outstanding principal amount of the Note, together with all accrued and unpaid interest thereon, due and payable, and the Note shall thereupon become, immediately due and payable in cash and (ii) the Holder shall have the right to pursue any other remedies that the Holder may have under applicable Law.

Section 5. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided hereunder shall be given in accordance with the provisions of the Agreement.

(b) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Company.

(c) Governing Law. This Note, and all matters based upon, arising out of or relating in any way to this Note, including all disputes, claims or causes of action arising out of or relating to this Note as well as the interpretation, construction, performance and enforcement of this Note, shall be governed by the laws of the United States and the State of Florida, without regard to any jurisdiction’s conflict-of-laws principles.

(d) Incorporation of Provisions. The provisions of Article VI of the Agreement (Miscellaneous) of the Agreement shall apply to this Note as though fully set forth herein, provided that each reference therein to the “Agreement” shall be deemed a reference to this Note. In the event of any conflict between the terms of the Agreement and the terms of this Note, the terms of this Note shall control.

5

(e) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Entire Agreement. This Note (including any recitals hereto) and the Agreement and the other Transaction Documents (as defined in the Agreement) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by the Company and the Holder.

(g) No Assignment. This Note shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither the Company nor the Holder shall have any power or any right to assign or transfer, in whole or in part, this Note, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Note or the transactions contemplated herein, or to pursue any claim for any breach or default of this Note, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(h) Currency. All dollar amounts are in U.S. dollars.

[SIGNATURE PAGE FOLLOWS]

6

IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issue Date.

Credex Corporation

By:
Name:	Robin McVey
Title:	Chief Executive Officer

Agreed and accepted:

Brent White

By:
Name:	Brent White

7

EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the portion of the Indebtedness (as defined in the Note, as defined below) as set forth below pursuant to the convertible promissory note (the “Note”) of Credex Corporation, a Florida corporation (together with any successor entity thereto, the “Company”) into that number of shares of Common Stock (as defined in the Note) to be issued pursuant to the conversion of the Note and according to the conditions of the Note, as of the date written below.

The undersigned hereby requests that the Company issue a certificate or certificates, or other permissible evidence of shares of Common Stock as set forth in the Note, for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation below and which shall be confirmed by, and subject to acceptance by, the Company) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:	Brent White

Address:

Date of Conversion:

Amount of Indebtedness to be converted:	$

Applicable Conversion Price:	$

Number of shares of Common Stock to be Issued:
shares of Common Stock

Brent White

By:
Name:	Brent White

A-1